EXHIBIT 99

                                       Contact:   Richard Vogen or Bruce Senske
                                                  U-Ship, Inc.

                                                  (612) 941-4080 ext. 140


FOR IMMEDIATE RELEASE


                     U-SHIP ANNOUNCES MAJOR STRATEGY SHIFTS
                             AND EXPENSE REDUCTIONS

MINNEAPOLIS, December 11, 1997 --- U-Ship, Inc. (Nasdaq: USHP) announced today a number of major strategy shifts aimed to improve shareholder value, which include:

         *        Immediately ceasing to deploy its automated shipping centers
                  (ASCs) and its current sales and marketing strategies unless it can secure a partnership with a major express package carrier which it is aggressively pursuing;

         * Examining alternative strategies for leveraging its existing shipping technologies, patents and information management solutions;

         * Seeking to identify opportunities for an acquisition or merger; and

         * Making significant reductions in its personnel and other general expenses.

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         "After careful examination of our business and its future prospectus, the Board of Directors has decided that it is not economically feasible to continue deployment of ASCs without a partnership or alliance arrangement with a major express package carrier," said B. Richard Vogen, chairman. "We believe we can create greater opportunities and value for our shareholders and customers by embarking on these alternative strategies."

         U-Ship will continue to service existing ASCs in accordance with its contractual obligations, and will sell or redeploy its existing ASCs and related technology at the expiration of existing contracts.

         U-Ship is a developer, manufacturer and operator of consumer-operated automated shipping centers for copy centers, office supply stores and retail service counters.

         Some of the information in this news release is forward-looking and subject to certain risks as described in the company's filings with the Securities and Exchange Commission, including the company's Form 10-K for fiscal year ended June 30, 1997 and the company's Form 10-Q for the quarter ended September 30, 1997.

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